Back to 8-K	Exhibit 10.5

WELLCARE HEALTH PLANS, INC. 2013 INCENTIVE COMPENSATION PLAN
MARKET STOCK UNIT AWARD NOTICE AND AGREEMENT

This award is made to the Participant named below by WellCare Health Plans, Inc., a Delaware corporation (the “Company”).  Subject to the terms and conditions of this Market Stock Unit Award Notice and Agreement, including Appendix A attached hereto and incorporated herein, and the terms and conditions of the Market Stock Unit Award Agreement that is available to you on the Company’s Intranet site and is an integral part of this award (together, the “Award Documentation”), the Company hereby awards under the WellCare Health Plans, Inc. 2013 Incentive Compensation Plan (the “Plan”) the Restricted Stock Units, the vesting of which is based upon the formula set forth in Appendix A (“MSUs”), described below to Participant effective as of the Grant Date set forth below.  Capitalized terms used in the Award Documentation that are not defined herein have the meanings attributed to them in the Plan.

1.	Participant: [•]

2.	Grant Date: [•]

3.	Number of MSUs at Target Award: [•], subject to adjustment as provided in the Award Documentation and the Plan.

The actual number of MSUs that become eligible for vesting shall be determined by the formula in Appendix A and depends on the performance of the Common Stock on the New York Stock Exchange.

4.	Vesting Date: [•], subject to Section 7 below.

5.	Description of MSUs: Each MSU constitutes an unfunded and unsecured promise of the Company to deliver one Share to Participant on the Delivery Date (defined below).

6.
Termination of Continuous Service:  Except as set forth in Section 7 below, upon the termination of Participant’s Continuous Service for any reason, any then-unvested MSUs shall be forfeited automatically without any payment to Participant and become null and void.

7.
Change in Control:  Any then-unvested MSUs shall become immediately vested on the effective date of the termination of Participant’s Continuous Service if, within twenty-four (24) months following a Change in Control, Participant’s Continuous Service is terminated by (i) the Company or a Subsidiary without Cause or (ii) Participant for Good Reason.

8.
Delivery Date:  The Shares underlying the number of vested MSUs shall be delivered as soon as practicable after the Vesting Date, but in no event later than March 15th of the year immediately following the year in which such MSUs vest.

By signing below, Participant hereby consents and agrees to the electronic delivery of the Award Documentation.  Participant acknowledges and agrees that (1) the Market Stock Unit Award Agreement, the Plan and the Plan prospectus are available for Participant’s review on the Company’s Intranet under the Legal Services section, and, upon request, a paper version of each document will be provided to Participant and (2) Participant has reviewed and fully understands the Award Documentation, the Plan and the Plan prospectus and agrees to be bound by the terms and conditions of the Plan and the Award Documentation.

PARTICIPANT		WELLCARE HEALTH PLANS, INC.

BY:		By:
	[*]		Name: [*]
Title: [*]

APPENDIX A

VESTING FORMULA FOR MARKET STOCK UNITS

The number of MSUs eligible to vest shall be calculated as follows (as determined and approved by the Committee):

MSUs eligible to vest = A multiplied by C divided by B

For purposes of the formula set forth above:

A equals the number of MSUs at Target Award.

B equals the average of the closing price of a Share on the New York Stock Exchange for the last 30 market trading days of the calendar year immediately preceding the calendar year in which the Grant Date occurs.

C equals the average of the closing price of a Share on the New York Stock Exchange for the last 30 market trading days of the calendar year immediately preceding the calendar year in which the Vesting Date occurs; provided, however, in the event of a Change in Control that occurs prior to the Vesting Date, C equals the price per Share paid in the Change in Control transaction (with the value of any security that is paid as consideration in the Change in Control determined by the Committee).

Maximum Cap.  Notwithstanding the formula set forth above, in the event “C” is more than 200% of “B”, “C” shall be deemed to equal 200% of “B”.

Minimum Floor.  Notwithstanding the formula set forth above, no MSUs will be eligible for vesting if “C” equals less than 50% of “B”.

No Fractional Shares. In no event will a fractional Share be delivered in connection with a MSU.  Fractional Shares shall be rounded to the nearest whole Share.